UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2010

Synergx Systems Inc.
(Exact name of registrant as specified in its charter)

Delaware	11-2941299
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

209 Lafayette Drive, Syosset, New York	11791
(Address of principal executive offices)	(Zip code)

Company's telephone number: (516) 433-4700

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On April 28, 2010, the Board of Directors of Synergx Systems Inc. (the “Company”) approved the First Amendment to Forbearance Agreement (“Amendment”).  Pursuant to the Amendment, TD Bank, N.A. (the “Lender”) will, through July 31, 2010 (the “Extended Forbearance Period”) (i) refrain from demanding immediate payment in full of all obligations owed to the Lender (“Obligations”) and (ii) not commence collection action against the Company during the Extended Forbearance Period while the Company attempts to finance the Obligations with another lender and/or sell all or a portion of its assets and/or find investors for the Company’s business to provide funds to pay the Obligations in full.

So long as the Extended Forbearance Period is in effect, the Company shall pay all accrued but unpaid interest monthly on the first day of each month on the outstanding amount of all Obligations.  In addition, the Company shall make monthly payments of principal of $35,000.00 on May 15, 2010, June 15, 2010, and July 15, 2010, and the outstanding balance of the Revolving Loan on July 31, 2010. The Company also paid a $15,000 forbearance fee to the Lender.

The Lender has also reserved an immediate right to demand payment in full of all Obligations and has no obligation to refrain from commencing collection action against the Company to collect the outstanding amounts due on all Obligations. The Lender’s willingness to continue to refrain from demanding immediate payment in full of all Obligations and not commence collection action is in the sole and absolute discretion of Lender.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

10.1	FIRST AMENDMENT TO FORBEARANCE AGREEMENT

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

SYNERGX SYSTEMS INC.
(Registrant)

Dated: May 4, 2010	By:	/s/ JOHN A. POSERINA
John A. Poserina,
Chief Financial Officer, Treasurer, Secretary,
Vice President and Director
(Principal Accounting and Financial Officer)

EXHIBIT INDEX

Exhibit
Number	Description

10.1	FIRST AMENDMENT TO FORBEARANCE AGREEMENT

4